HIGHLAND CAPITAL MANAGEMENT

PO Box 9206, Canton, MA 02021-9905

00001/000001/000001 0000 1 AEYTAY
*****
*****
*****
*****

VOTE BY MAIL

1. Read the proxy statement.
2. Check the appropriate box(es) on the reverse side of the proxy card.
3. Sign, date and return the proxy card in the envelope provided.

VOTE ONLINE

1. Read the proxy statement and locate your control number below.
2. Go to www.proxyvotenow.com/HFII
3. Follow the simple instructions

VOTE BY PHONE

1. Read the proxy statement and locate your control number below.
2. Call toll-free 1-866-564-2330
3. Follow the simple instructions.

▽ PLEASE DETACH AT PERFORATION BEFORE MAILING. ▽

HIGHLAND FUNDS II

FUND NAME PRINTS HERE

PROXY IN CONNECTION WITH THE JOINT SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 11, 2020

INSURANCE COMPANY NAME PRINTS HERE

The undersigned, an owner or participant in an annuity or life insurance contract (the "Contract") issued by the above referenced insurance company (the "Insurance Company") and having received the Notice of Joint Special Meeting of Shareholders of Highland Fixed Income Fund and Highland Total Return Fund (each, a "Target Fund", and together the "Target Funds"), each a series of Highland Funds II (the "Target Trust") and the accompanying Proxy Statement/Prospectus, hereby instructs the Insurance Company, to vote its shares in the Highland Fixed Income Fund and/or Highland Total Return Fund, which are attributable to the undersigned's participation in the Contract on November 16, 2020, at the Joint Special Meeting of the Target Fund to be held at 200 Crescent Court, Crescent Club, Dallas, TX 75201, on Friday, December 11, 2020 at 10:00 a.m., Central Time, and at any adjournments or postponements thereof (the "Joint Special Meeting").

THIS VOTING INSTRUCTION CARD, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED CONTRACT HOLDER. IF THIS VOTING INSTRUCTION CARD IS PROPERLY EXECUTED BUT NO DIRECTION IS MADE, THIS VOTING INSTRUCTION WILL BE VOTED FOR THE PROPOSAL(S). IF OTHER BUSINESS SHOULD PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED AS PROXIES WILL VOTE THEREON IN THEIR DISCRETION.

TRA1-D-000001/000001 AEYTAY S1 12

*****
*****
*****
*****

CONTROL NUMBER

AUTHORIZED SIGNATURE(S)
This section must be completed for your vote to be counted.

Signature(s) and Title(s), if applicable   Sign in the box above.

Date ______________________________

NOTE: Please sign exactly as your name(s) appear(s) on this voting instruction card. If signing for estates, trusts or other fiduciaries, your title or capacity should be stated and where more than one name appears, a majority must sign. If shares are held jointly, one or more joint owners should sign personally. If a corporation, the signature should be that of an authorized officer who should state his or her title.

HFII_100054_122

Important Notice Regarding the Availability of Proxy Materials for this Joint Special Meeting of Shareholders to be held on December 11, 2020.

The Notice of Joint Special Meeting and Proxy Statement/Prospectus are available at

www.eproxyaccess.com/HFII2020

PLEASE CAST YOUR VOTE TODAY!

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. IF YOU ARE NOT VOTING BY PHONE OR INTERNET, PLEASE SIGN AND DATE THIS VOTING INSTRUCTION CARD ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

▽ PLEASE DETACH AT PERFORATION BEFORE MAILING. ▽

The Board of Trustees of the Target Trust recommends that shareholders of the Target Funds vote FOR the proposals.

TO VOTE, MARK ONE BOX BELOW IN BLUE OR BLANK INK AS FOLLOWS: ☒

	FOR	AGAINST	ABSTAIN
1. To approve an Agreement and Plan of Reorganization between the Target Trust, on behalf of the Highland Fixed Income Fund (the "Target Fixed Income Fund"), and The Advisors' Inner Circle Fund III (the "Acquiring Trust"), on behalf of the First Foundation Fixed Income Fund (the "Acquiring Fixed Income Fund"), a newly created series of the Acquiring Trust, providing for: (a) the acquisition of all of the assets and assumption of all of the liabilities of the Target Fixed Income Fund by the Acquiring Fixed Income Fund in exchange for Class A Shares and Class Y Shares of the Acquiring Fixed Income Fund; (b) the distribution of such shares to the shareholders of Class A Shares and Class Y Shares, respectively, of the Target Fixed Income Fund; and (c) the liquidation and termination of the Target Fixed Income Fund. (applicable only to Highland Fixed Income Fund)	☐	☐	☐
2. To approve an Agreement and Plan of Reorganization between the Target Trust, on behalf of the Highland Total Return Fund (the "Target Total Return Fund"), and the Acquiring Trust, on behalf of the First Foundation Total Return Fund (the "Acquiring Total Return Fund"), a newly created series of the Acquiring Trust, providing for: (a) the acquisition of all of the assets and assumption of all of the liabilities of the Target Total Return Fund by the Acquiring Total Return Fund in exchange for Class A Shares and Class Y Shares of the Acquiring Total Return Fund; (b) the distribution of such shares to the shareholders of Class A Shares and Class Y Shares, respectively, of the Target Total Return Fund; and (c) the liquidation and termination of the Target Total Return Fund. (applicable only to Highland Total Return Fund)	☐	☐	☐

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED.

PLEASE BE SURE TO SIGN AND DATE ON THE REVERSE SIDE AND RETURN THIS VOTING INSTRUCTION CARD IN THE ENCLOSED ENVELOPE.

HFII_100054_122